EXHIBIT 32: Rule 13a-14(b) Certification

In connection with the Amendment No. 2 to the Quarterly Report of China YCT International Group, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

June 11, 2012	/s/ Yan Tinghe
Yan Tinghe, Chief Executive Officer

June 11, 2012	/s/ Li Chuanmin
Li Chuanmin, Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to China YCT International Group, Inc. and will be retained by China YCT International Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request